Exhibit 99.1

FIRST QUARTER 2024
EARNINGS RELEASE

May 9, 2024

NEXSTAR MEDIA GROUP REPORTS RECORD FIRST QUARTER NET REVENUE OF $1.28 BILLION

Q1 Net Revenue Drives Net Income of $167 Million, Adjusted EBITDA of $542 Million and Adjusted Free Cash Flow of $403 Million

All-Time High Quarterly Distribution Revenue

Reduced Year-over-Year Quarterly Losses at The CW by $50 Million

Quarterly Return of Capital to Shareholders of $168 Million, Reducing Shares Outstanding by 1.7%

STATEMENT FROM PERRY A. SOOK, FOUNDER, CHAIRMAN AND CEO

"Nexstar is off to a strong start in 2024, delivering the highest first quarter net revenues in the Company's history and once again outpacing consensus expectations for Adjusted EBITDA and Adjusted Free Cash Flow. As the industry's largest local broadcaster with the most-watched broadcast television programming, Nexstar's value to our distribution and advertising partners is demonstrated by our continued strong financial performance, including all-time quarterly high distribution revenue. We continue to make progress at The CW, reducing operating losses by $50 million year-over-year and kicking off the 2023/2024 broadcast season by delivering two sequential quarters of primetime audience improvement. Looking ahead, we remain confident that Nexstar will deliver another strong year of financial results and expect to build momentum through 2024, given the anticipated record-level of political spending this presidential election cycle."

2024 First Quarter Financial Summary

($ in millions)	Three Months Ended March 31,		
	2024	2023	% Change
Distribution	$761	$728	4.5
Advertising	512	517	(1.0)
Other	11	12	(8.3)
Net Revenue	**$1,284**	**$1,257**	**2.1**
Net Income	**$167**	**$88**	**89.8**
% Margin[(1)]	*13.0%*	*7.0%*	*6.0*
Adjusted EBITDA[(2)]	**$542**	**$496**	**9.3**
% Margin[(1)]	*42.2%*	*39.5%*	*2.7*
Adjusted Free Cash Flow[(2)]	**$403**	**$377**	**6.9**

(1) Net Income margin is Net Income as a percentage of Net Revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Net Revenue.

(2) Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release. **In the first quarter of 2024, we adjusted our definition of Adjusted EBITDA to add back stock-based compensation expense and restructuring expenses and to subtract out pension credits. We also adjusted our definition of Adjusted Free Cash Flow (formerly referred to as Attributable Free Cash Flow) to subtract out pension credits and payments for capitalized software obligations and to adjust for actual cash contributions from noncontrolling interests in lieu of adjusting for our partners' share of losses in The CW. The comparative prior year disclosures presented herein were also recast to conform with the current presentation.**

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FIRST QUARTER 2024 EARNINGS RELEASE Announced a 25% increase in the quarterly cash dividend to $1.69 per share of its common stock, marking the Company’s eleventh consecutive annual dividend increase. Adopted a policy separating the roles of the Company’s Chairperson and Chief Executive Officer, which will take effect after Mr. Sook leaves the Company and the Board. Received $40 million of gross proceeds from the sale of our ownership interest in Broadcast Music, Inc. (BMI). Entered into a multi-year time brokerage agreement with KAZT-TV in Phoenix, Arizona, the nation’s 11th largest television market, and added The CW Network affiliation. Successfully completed the transition of all 117 markets to Nexstar’s own national sales organization from third-party representation. Entered into multi-year agreements with Comscore and Nielsen for linear and cross-platform audience measurement across Nexstar’s local TV, broadcast, network, and digital businesses. Delivered consecutive quarters of primetime ratings growth at The CW in the first two quarters since the launch of the 2023/2024 broadcast season. Announced that The CW’s seven-year NASCAR Xfinity series deal beginning in 2025 will start ahead of schedule, with all 2024 playoff races now scheduled to air exclusively on The CW beginning in September 2024. Achieved our near-term target of reaching over 50% of U.S. television households with an ATSC 3.0, or NextGen TV, signal from a Nexstar owned or operated station following the Chicago and San Diego market launches. Net Revenue. Record first quarter net revenue of $1.28 billion, increased by $27 million, or 2.1%, reflecting growth in distribution revenue, partially offset by a slight decline in advertising and other revenue. Approximately 59% of Nexstar’s first quarter revenue was derived from distribution revenue. Distribution Revenue. First quarter distribution revenue of $761 million was an all-time quarterly high for the company, increasing $33 million, or 4.5%, over the comparable prior year quarter. Distribution revenue growth was primarily due to distribution contract renewals in 2023 on terms favorable to the Company, annual rate escalators, and the return of our partner stations on one MVPD in January, partially offset by MVPD subscriber attrition. Distribution revenue includes retransmission revenue, carriage fees, affiliation fees, and spectrum leasing revenue. Advertising Revenue. First quarter advertising revenue of $512 million decreased $5 million, or 1.0%, compared to the prior year quarter reflecting a $36 million year-over-year reduction in core and digital advertising revenue due to ongoing advertising market softness offset, in part, by a $31 million year-over-year increase in election-year political advertising to $39 million. Advertising revenue includes core television advertising, digital advertising and political advertising revenue. Net Income. First quarter net income of $167 million increased $79 million, or 89.8%, compared to the prior year quarter, reflecting increased revenue, lower operating expenses driven by reduced amortization of broadcast rights at The CW, and a $40 million gain on the sale of our ownership interest in BMI offset, in part, by increased interest expense. Net Income margin increased to 13.0% from 7.0% in the comparable prior year period.

FIRST QUARTER 2024 EARNINGS RELEASE Financial Highlights (continued) ï,· Adjusted EBITDA. First quarter Adjusted EBITDA of $542 million increased $46 million, or 9.3%, compared to the prior year quarter primarily reflecting revenue growth and a $50 million year-over-year reduction in losses at The CW, partially offset by an increase in other operating and corporate and elimination expenses and a reduction of cash distributions from equity method investments at TV Food Network LLC (“TVFN”) primarily related to lower advertising revenue. Adjusted EBITDA margin improved to 42.2% from 39.5% in the comparable prior year period. ï,· Adjusted Free Cash Flow. First quarter Adjusted Free Cash Flow of $403 million, increased $26 million, or 6.9%, due primarily to the increase in Adjusted EBITDA offset, in part, by higher interest expense due to rising interest rates, slightly higher capital expenditures and lower cash contributions from our partners in The CW. Capital Allocation ï,· In the first quarter of 2024, as shown in the table below, the Company used cash on hand and cash flow from operations to repay $30 million of debt, pay $57 million in dividends, and repurchase 666,574 shares of Nexstar’s common stock at an average price of approximately $166.11 for a total of $111 million. ($ in millions, shares in thousands) Three Months Ended March 31, 2024 2023 Cash Used For Debt repayment $30 $31 Acquisitions — Stockholder return 168 225 Common stock dividends 57 50 Stock repurchases 111 175 Shares Outstanding End of period 33,038 35,984 Less: Beginning of period 33,601 36,810 Change in shares outstanding (563) (826) % Change (1.7%) (2.2%)

FIRST QUARTER 2024
EARNINGS RELEASE

Debt, Cash and Leverage

- The consolidated debt of Nexstar and Mission Broadcasting, Inc. ("Mission"), an independently owned variable interest entity, as of March 31, 2024 was $6.81 billion, including senior secured debt of $4.10 billion.

- The Company calculates its leverage ratios in accordance with the terms of its credit agreements which exclude The CW Network's operations and cash balance. As of March 31, 2024, The CW Network had $90 million of cash on its balance sheet.
  - As of March 31, 2024, the Company's first lien net leverage ratio was 2.21x compared to a covenant of 4.25x and its total net leverage ratio was 3.73x.

- The table below summarizes the Company's unrestricted cash balances and debt obligations (net of financing costs, discounts and/or premiums) as of March 31, 2024 and as of December 31, 2023.

($ in millions)	**March 31, 2024**	**December 31, 2023**
Unrestricted Cash	$237	$135
Revolving Credit Facilities	$62	$62
First Lien Term Loans	4,037	4,064
5.625% Senior Unsecured Notes due 2027	1,717	1,717
4.75% Senior Unsecured Notes due 2028	994	994
Total Debt	**$6,810**	**$6,837**

First Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 877-407-9208 or +1 201-493-6784, conference ID 13745345 (domestic and international callers). Participants can also listen to a live webcast of the call through the "Events and Presentations" section under "Investor Relations" on Nexstar's website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

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FIRST QUARTER 2024 EARNINGS RELEASE Forward-Looking Statements This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

FIRST QUARTER 2024 EARNINGS RELEASE Definitions and Disclosures Regarding Non-GAAP Financial Information Adjusted EBITDA is calculated as net income, plus or (minus): transaction and other one-time expenses, stock-based compensation expense, depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (payments) for broadcast rights (excluding broadcast rights payments for The CW), (gain) loss on asset disposal, impairment charges, interest expense, net, (income) loss from equity method investments, cash distributions from equity method investments, pension and other postretirement plans costs (credit), income tax expense (benefit) and other expense (income). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance and a measure of our ability to service debt. It is also used by management to identify the cash available for strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. We also believe that Adjusted EBITDA is useful to investors and lenders as a measure of valuation. Adjusted Free Cash Flow is calculated as net income, plus or (minus) transaction and other one-time expenses, stock-based compensation expense, depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (payments) for broadcast rights (excluding broadcast rights payments for The CW), (gain) loss on asset disposal, impairment charges, interest expense, net, (income) loss from equity method investments, cash distributions from equity method investments, pension and other postretirement plans costs (credit), income tax expense (benefit) and other expense (income) minus cash interest expense, capital expenditures, payments for capitalized software obligations and operating cash income tax payments, plus proceeds from disposal of assets and insurance recoveries and cash contribution from noncontrolling interests. We consider Adjusted Free Cash Flow to be an indicator of our assets’ operating performance. In addition, this measure is useful to investors because it is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of free cash flow may differ from our definition. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release. With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Adjusted Free Cash Flow to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. For example, the definition of Adjusted Free Cash Flow excludes stock-based compensation expenses specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. In addition, the definition of Adjusted Free Cash Flow excludes the impact of non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets which are unpredictable. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Nexstar
MEDIA GROUP, INC.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 310,000 hours of programming produced annually by its business units. Nexstar owns America's largest local television broadcasting group comprised of top network affiliates, with over 200 owned or partner stations in 117 U.S. markets reaching 220 million people. Nexstar's national television properties include The CW, America's fifth major broadcast network, NewsNation, America's fastest-growing national cable news network, popular entertainment multicast networks Antenna TV and REWIND TV, and a 31.3% ownership stake in TV Food Network. The Company's portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Investor Contacts:
Lee Ann Gliha
EVP and Chief Financial Officer
Nexstar Media Group, Inc.
972/373-8800

Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

Media Contact:
Gary Weitman
EVP and Chief Communications Officer
Nexstar Media Group, Inc.
972/373-8800 or gweitman@nexstar.tv

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FIRST QUARTER 2024 EARNINGS RELEASE Nexstar Media Group, Inc. Condensed Consolidated Statements of Operations (in millions, except for share and per share amounts, unaudited) Three Months Ended March 31, 2024 2023 Net revenue $1,284 $1,257 Operating expenses: Direct operating 548 538 Selling, general and administrative 216 218 Corporate 55 48 Depreciation and amortization 190 249 Total operating expenses 1,009 1,053 Income from operations 275 204 Income from equity method investments, net 19 25 Interest expense, net (114) (107) Pension and other postretirement plans credit, net 7 9 Gain on disposal of an investment 40—Other income (expenses), net 1 (1) Income before income taxes 228 130 Income tax expense (61) (42) Net income 167 88 Net loss attributable to noncontrolling interests 8 23 Net income attributable to Nexstar Media Group, Inc. $175 $111 Net income per common share attributable to Nexstar Media Group, Inc.: Basic $5.25 $3.03 Diluted $5.16 $2.97 Weighted average number of common shares outstanding: Basic (in thousands) 33,449 36,718 Diluted (in thousands) 34,024 37,448

FIRST QUARTER 2024 EARNINGS RELEASE Nexstar Media Group, Inc. Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow (Non-GAAP Measure) ($ in millions, unaudited) Three Months Ended March 31, 2024 2023 Net income $167 $88 Add (Less): Transaction and other one-time expenses(1) 1 7 Stock-based compensation expense 18 14 Depreciation and amortization expense(2) 138 142 (Payments) for broadcast rights(2) (19) (27) Interest expense, net 114 107 Income from equity method investments, net (19) (25) Cash distributions from equity method investments(3) 129 157 Pension and other postretirement plans (credit), net (7) (9) Income tax expense 61 42 Gain on disposal of an investment (40)—Other (1)—Adjusted EBITDA $542 $496 Add (Less): Cash interest expense, net (112) (104) Capital expenditures (44) (36) Payments for capitalized software obligations (1) (2) Proceeds from disposal of assets and insurance recoveries 1 1 Operating cash income tax payments, net (2) (2) Cash contribution from noncontrolling interests 19 24 Adjusted Free Cash Flow $403 $377 (1) Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities. (2) Depreciation and amortization expense excludes amounts related to amortization of broadcast rights for The CW (already deducted from Net Income (loss)). Payments for broadcast rights also excludes amounts related to The CW. By using The CW’s reported amortization of broadcast rights in our definition of Adjusted EBITDA, we match timing of revenues with the expense of the programming. (3) Distribution received from our investment in TV Food Network LLC during Q1 2023 excludes $69 million, the portion that is related to its accounts receivable securitization program. As our investee stops or reduces the amount of accounts receivable it sells into the program and our distribution is reduced, we amortize that amount back into our Adjusted EBITDA and Adjusted Free Cash Flow. During Q1 2024, the amount related to the distribution received from TV Food Network LLC includes $9 million of such amortization.